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                                                                   EXHIBIT 10.3


                          LANDMARK SYSTEMS CORPORATION
                           FIRST AMENDED AND RESTATED
                       1991 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

          The purpose of this Employee Stock Purchase Plan (the "Plan") is to make available to employees of LANDMARK SYSTEMS CORPORATION (the "Company") an opportunity to purchase shares of common stock of the Company. The Company believes that stock ownership by its employees will encourage greater employee dedication to the Company's growth, development and success.

2. General Information.

          This Plan is not an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") or a qualified plan under Section 401(a) of the Code. Further, this Plan is not subject to the Employee Retirement Income Security Act of 1974.

3. Definitions.

          A. "Board" means the Board of Directors of the Company.

          B. "Common Stock" means the common stock of the Company, $.01 par value per share.

          C. "Committee" means three or more members of the Board appointed to administer the Plan.

          D. "Employee" means any full-time employee of the Company or of any subsidiary, including an employee who serves as an officer or director of the Company or of a subsidiary.

          E. "Fair Market Value" means the most recent determination of the fair market value of each share of Common Stock made in accordance with Section 8.

          F. "Plan Year" means a twelve-month period selected by the Board.

          G. "Plan Year Quarter" means any of the four consecutive 3-month periods during any Plan Year. The first Plan Year Quarter begins on the first day of the Plan Year.

          H. "Stock Purchase Agreement" means the Employee's agreement to purchase shares of Common Stock under this Plan as provided in Section 7.

          I. "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
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4. Administration of the Plan.

          This Plan will be administered by the Board, which will have the right to delegate any and all of its powers under this Plan to a committee of at least three members of the Board. If the Board appoints a Committee to administer this Plan, in whole or in part, the Committee's determination will not be subject to approval by the Board, and to the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the Committee. The Committee, however, shall report to the Board periodically concerning its administration of the Plan.

          The Board will have the authority and discretion to adopt and revise such rules and regulations as it deems necessary for the administration of this Plan. The Board's actions, including any interpretation or construction of any provisions of this Plan, shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith.

5. Eligibility.

          All Employees who have been employed by the Company on a full-time basis for a period of six continuous months will be eligible to purchase shares of Common Stock under this Plan. An Employee may purchase shares of Common Stock under this Plan and also receive benefits under other plans of the Company.

6. Shares of Stock Subject to the Plan.

          The Board will determine the number of shares of Common Stock made available under this Plan for purchase each Plan Year. Shares will be available for purchase on a first come, first serve basis according to the date the Company receives a properly completed Stock Purchase Agreement from the Employee. Such shares may be authorized and unissued shares or shares previously acquired by the Company and held in its treasury. At the discretion of the Board, an Employee who fails for any reason to purchase any shares of Common Stock in accordance with the Employee's Stock Purchase Agreement will forfeit the right to purchase those shares and the shares may be purchased by another Employee.

7. Election to Purchase Shares.

          Subject to the availability of shares of Common Stock for purchase, each eligible Employee may elect to purchase shares under this Plan by completing and delivering to the Company a Stock Purchase Agreement in the form required by the Board.

8. Purchase Price.

          The purchase price of shares of Common Stock issued to an Employee under this Plan shall be their Fair Market Value on the date the Employee elects to purchase such shares. The Fair Market Value of the Common Stock will be determined by the Board at least once each year. In





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its discretion the Board may retain an independent appraiser to assist it in the determination of the Fair Market Value of the Common Stock. The Board's determination of the Fair Market Value of the Common Stock will be final, binding and conclusive.

9. Limitation on Number of Shares Purchased.

          An Employee may not purchase during a Plan Year more than the number of shares of Common Stock (rounded to the nearest whole share) determined by dividing 10% of the Employee's "Cash Compensation" by the purchase price of the Common Stock. "Cash Compensation" is the sum of the following:

                    (a) the Employee's gross annual rate of base salary as of
                        the first day of the Plan Year (or, if applicable, gross annual hourly compensation for the Plan Year based on the Employee's hourly rate as of the first day of the Plan Year and a 37 1/2 hour work week), including salary deferrals to the Landmark Systems Corporation Profit Incentive/401(k) Plan and the Landmark Systems Corporation Flexible Benefits Account Cafeteria Plan, but excluding fringe benefits and other compensation paid in kind; and

                    (b) the amount of the Employee's cash bonus, commissions,
                        and royalties, if any, paid during the most recent calendar year ending prior to the first day of the Plan Year.

If the Employee elects to purchase shares in excess of this limitation, the Company may, in its discretion, reduce the number of shares to be purchased.

10. Payment of the Purchase Price.

           An Employee may elect to pay the purchase price of his shares through payroll deductions or by direct payment in cash or check. If the Employee elects payroll deductions of the purchase price, the purchase price will be deducted in substantially equal amounts over the remaining payroll periods in the Plan Year or any shorter period agreed to by the Employee and the Company. An Employee who has elected to pay the purchase price through payroll deductions may change this election at any time and pay the remaining balance of the purchase price by direct payment in cash or check.

          Simple interest equal to the rate payable by the Company on the Company's outstanding line of credit on the first business day of the current Plan Year will accrue on payroll deductions from the dates the payroll deductions are made until the shares which are purchased through those payroll deductions are issued to the Employee. The accrued interest will be applied as a credit toward payment of the purchase price of such shares.

          Upon at least 30 days' written notice to the Company, an Employee may discontinue payroll deductions as of the end of any Plan Year Quarter, in which case the Employee will be issued shares purchased through the end of such Plan Year Quarter as provided in Section 11, but will have no further obligation to purchase shares during the remainder of the Plan Year





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(notwithstanding the Employee's election in his Stock Purchase Agreement to purchase a greater number of shares during the Plan Year). If the Employee later desires to purchase additional shares during the Plan Year, he must make a new election to purchase shares in accordance with Section 7.

11. Issuance of Common Stock.

          Shares of Common Stock will be issued to an Employee purchasing shares through payroll deductions on the last day of each Plan Year Quarter. The number of shares issued each Plan Year Quarter will be equal to the Employee's total payroll deductions pursuant to this Plan during such Plan Year Quarter (including credits for accrued interest) divided by the purchase price of the shares. If the Employee's employment with the Company is terminated for any reason during the Plan Year, the Employee will be issued shares for which payroll deductions were made prior to the termination of his employment on the last day of the Plan Year Quarter in which his employment is terminated, and the Employee will not be entitled to purchase any additional shares under this Plan notwithstanding his election to purchase a greater number of shares during the Plan Year under his Stock Purchase Agreement.

          An Employee purchasing Common Stock by direct payment in cash or check will be issued shares on the date the Company receives a properly completed Stock Purchase Agreement and payment in full of the purchase price.

          An Employee will not be considered to be a holder of shares of Common Stock which the Employee has elected to purchase until the date of issuance of such shares as provided above.

          Certificates evidencing ownership of shares issued to Employees will be delivered on the date of issuance of the shares or as soon thereafter as administratively feasible.

12. Repurchase of Shares.

          A. Put and Call Rights. An Employee may elect, at times determined by the Board, to require the Company to repurchase ("put") at Fair Market Value all or any portion of the Common Stock received under this Plan that has been held by the Employee for at least one year. An Employee may also elect to require the Company to repurchase at any time at Fair Market Value all or any portion of the Common Stock received under this Plan that has been held by the Employee for at least one year upon written certification by the Employee that the funds are needed for (a) purchase of a principal residence, (b) payment of college or graduate school tuition, or (c) payment of medical expenses. If an Employee's employment with the Company is terminated for any reason, the Employee may elect, during the 90 days following termination of employment, to require the Company to repurchase at Fair Market Value all or any portion of the Common Stock received under this Plan, even though the Employee has not held the Common Stock for one year. The Employee shall exercise the put right by providing written notice to the Secretary of the Company.

   The Company may elect, at any time following the termination of an Employee's





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employment with the Company for any reason to repurchase ("call") at Fair
Market Value all or any portion of the Common Stock received by the Employee under this Plan. The Company shall exercise the call right by providing written notice to the Employee stating the number of shares the Company desires to repurchase.

          B. Payment Terms. The closing of any repurchase of Common Stock pursuant to this Section 12 shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date of the Employee's or the Company's notice, whichever applies. At the closing, the Employee will surrender the stock certificates and the Company will pay to the Employee in cash the repurchase price of such shares. Notwithstanding the foregoing, if the sum of:

                    (i) the number of shares of Common Stock which the Company has become obligated to purchase from all employees, whether under this Plan, or any other plan, or other agreement with Employees, during the twelve month period immediately preceding the date of the Employee's put notice, and

                   (ii) the number of shares the Employee puts to the Company,

exceeds 2% of the sum of:

                    (a) the number of issued and outstanding shares of Common
                        Stock of the Company as of the date of the Employee's notice, and

                    (b) the number of shares under item (i) above which the
                        Company has purchased prior to that date,

then the Company shall have the right to pay the repurchase price to the Employee over a period of three years in twelve equal quarterly installments of principal beginning on the date of the closing. The Company's obligation to pay the repurchase price to the Employee shall be evidenced by a promissory note made by the Company which contains such terms and provisions as are customary and reasonable. The Company shall pay interest on the unpaid principal balance of the promissory note at the rate of 9% per annum or the "applicable federal rate" applied to installment purchases pursuant to Section 483 of the Code, whichever is less.

13. Transfer Restrictions.

          A. General. Without the prior written consent of the Company, which consent may be withheld in its sole discretion, an Employee may not sell, assign or otherwise transfer any Common Stock received under this Plan to any person or entity other than the Company, another shareholder of the Company or another Employee. With regard to any Common Stock which the Employee proposes to sell, assign or otherwise transfer to another shareholder of the Company or another Employee (a "Permitted Transferee"), the Company shall have a right of first refusal (the "Right of First Refusal") to purchase such shares in the manner set forth below:





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               1. Upon receiving an offer to Purchase or otherwise acquire any
Common Stock, an Employee shall require the Permitted Transferee to submit a written offer with respect to such shares stating his name and accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than 10% of the proposed purchase price (a "Bona Fide Offer"). The Employee then shall transmit a copy of the Bona Fide Offer to the Company. The Company shall have thirty days following receipt of the Bona Fide Offer in which to purchase all, but not less than all, of the shares referred to in the Bona Fide Offer at the price stated in the Bona Fide Offer. In its discretion, the Company may either pay the entire purchase price for the shares in cash or on the terms stated in the Bona Fide Offer. If the Company falls to tender the full cash purchase price (or to match such other terms as are stated in the Bona Fide Offer) for such shares against the proper endorsement and delivery of the certificate(s) evidencing the shares within such thirty day period, the Right of First Refusal shall expire with respect to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of the Bona Fide Offer and all future offers.

               2. Any offered shares which are not purchased by the Company as provided in (1) above may be sold to the Permitted Transferee named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the Permitted Transferee, than the price and terms set forth in the Bona Fide Offer. Title to the offered shares shall pass not later than ninety days after the expiration of the thirty-day period referred to in (1) above. The Permitted Transferee shall take such shares subject to the same rights and restrictions regarding transferability and repurchase as would have applied to the Permitted Transferee had the Permitted Transferee acquired such shares under this Plan. If the Employee desires to sell such shares to the Permitted Transferee at a lower price, or upon terms more favorable to the Permitted Transferee, then the price and terms stated in the Bona Fide Offer, the Employee shall, before he can sell to the Permitted Transferee, again offer the shares in accordance with the procedure set forth in this Section 13.

          B. Transfer Restrictions Imposed by the 1933 Act.

               1. Notwithstanding any other provision of this Plan or the Stock Purchase Agreement, no transfer for value of Common Stock shall be valid unless (i) there is an effective registration statement under the Securities Act of 1933 (the "1933 Act") covering the stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a "no-action" letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

               2. There shall be imprinted on the face of each certificate for such shares a legend stating that the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

                 "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE





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                 LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR
                 HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR
                 AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (2) ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN LANDMARK SYSTEMS CORPORATION AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY."

               3. Employees may acquire Common Stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act, and may dispose of such stock only in a manner consistent with the provisions of this Section 13(B). The Company may require Employee to execute and be bound by an "Investment Letter" representing such investment intent.

14. Lapse of Purchase Rights and Transfer Restrictions.

          Notwithstanding anything to the contrary in this Plan, the repurchase rights set forth in Section 12 and the transfer restrictions set forth in
Section 13(A) shall lapse under the earlier to occur of (i) the effective date of a registration statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered, or (ii) the date on which a class of securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934.

15. Adjustment Provisions.

          Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Common Stock subject to this Plan in any Plan Year and the purchase price of such shares to account for any stock split (whether by subdivision or consolidation of shares) or share dividend (but only on the Common Stock).

          In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.





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16. Indemnification of Board.

          In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within 60 days after institution of any such action, suit, or proceeding (or within 30 days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

17. Termination and Amendment of the Plan.

          The Board may terminate this Plan at any time or modify or amend the Plan as the Board deems advisable and may from time to time suspend, discontinue or abandon this Plan, except that no such action by the Board shall adversely affect any right or obligation of an Employee under any Stock Purchase Agreement unless the Employee consents in writing. Unless otherwise specified in writing by the Board, all repurchase rights and obligations and stock transfer restrictions set forth in this Plan shall survive the expiration, termination, suspension, discontinuance or abandonment of this Plan.

18. Miscellaneous.

          The provisions of this Plan shall be binding upon, and inure to the benefit of, all successors of any Employee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

          Nothing contained in this Plan or the Stock Purchase Agreement shall confer upon any Employee the right to continued employment or compensation in any amount, or shall interfere in any way with the Company's right to terminate the employment of such Employee at any time, with or without cause.

          Except as expressly provided in this Plan, Employees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend of any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any





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issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

          The transfer of Common Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          All persons who purchase stock under this Plan shall be furnished at least annually with financial statements and management's discussion and analysis of the financial condition and results of operations of the Company. Such information shall be subject to any agreements regarding the confidentiality of proprietary information between the Company and any purchaser; however, each purchaser shall be permitted to remove and copy such information and review and discuss such information with an attorney or other financial adviser for the legitimate personal investment planning of such purchaser.

19. Approval of Plan.

          This Plan was originally adopted by resolution of the Board on May 29, 1991, subject to an amendment to the Company's Articles of Incorporation becoming effective which increases the number of authorized shares of Common Stock from 2,000,000 to 8,000,000 and increases the par value per share from $.001 to $.01.

          This Plan was amended and restated by resolution of the Board effective as of June 26, 1992.





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